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                                                                  Exhibit (a)(4)

                                  Genuity Inc.
                                  Election Form
                    Offer to Cancel and Regrant Stock Options
(For Employees receiving stock options between July 3, 2001 and January 1, 2002)

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Election to Participate
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I, ___[Option Holder]____, have received and carefully reviewed the Memorandum dated November 30, 2001 and the documents summarizing the Offer from Paul Gudonis to employees of Genuity Inc. (the "Company") holding options to purchase Common Stock of the Company under the Genuity Long-Term Stock Incentive Plan granted from June 30, 2000 through May 31, 2001. I elect to have one or more eligible option grant(s) held by me, as specified below, to be cancelled as of January 1, 2002. I understand that new options will be granted to me on July 2, 2002 as defined in the documents provided. I hereby agree that, unless I revoke my election prior to December 31, 2001, my election will be irrevocable and as such eligible options will be canceled as of January 1, 2002.

I hereby offer to cancel, upon the terms and conditions stated in the Memorandum and documents, the following eligible stock option grant(s), as indicated below.

Check
box to           Number of                                          Number of
elect    Option    stock                                          stock options
 to       Grant   options   Grant                                to be cancelled
cancel    Date    granted   Price    Original Vesting Schedule    and regranted

 [_]                                    10%, 15%, 25%, 50%
                                     respectively over 4 years

I acknowledge that if any of the option grant(s) listed above are selected to be cancelled and regranted, the following option grant will also be cancelled and regranted per the terms of the offer:

                                        10%, 15%, 25%, 50%
                                     respectively over 4 years


By signing this Election Form, I acknowledge that I have read and fully understand the Memorandum and other documents provided to me relating to the Offer, and I accept the terms and conditions of the Offer knowingly and voluntarily. I acknowledge that I will have no right to exercise all or any part of the cancelled options in any event and the new options will only be issued to me if I continue to be employed by Genuity through July 2, 2002. Notwithstanding my agreement to cancel the eligible options specified above, I hereby acknowledge and agree that the Covenants set forth in my Employment Agreement remain in full force and effect and I remain bound by them, and that the terms and conditions of my Employment Agreement are hereby incorporated by reference.
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Election to Not to Participate
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 [_]    I elect to decline the opportunity to participate in the Offer

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_____________________________       _____________________________
(Print Name)                        (Signature)
Payroll ID: __________________
                                    _____________________________
                                    Date